Exhibit 4.7

THIS SUPPLEMENTAL AGREEMENT is made on the 31st day of January 2011 AMONGST:-

(1)                                  FAST BOOST HOLDINGS LIMITED (Company Registration. 1463677), a corporation incorporated under the laws of the British Virgins Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (the “Borrower”);

(2)                                  PHILLIP VENTURES ENTERPRISE FUND 2 LTD. (Company Registration: 200609453C), a company incorporated in Singapore with its registered address at 250 North Bridge Road, #06-00 Raffles City Tower, Singapore 179101 (the “Lender”);

(3)                                  FAME BRILLIANT GROUP LIMITED (Company Registration No. 1462170) a corporation incorporated under the laws of the British Virgins Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (“Fame Brilliant”);

(4)                                  HONG JINSHAN  (Hong Kong Passport/IC No.: R333454(5)), of Room 502, Block 3D, Donggang Huayuan, Zhifang Road, Shishi City, Fujian, the People’s Republic of China (“Hong”); and

(5)                                  OR SIU FONG  (Hong Kong Passport/IC No.: P722887(6)), of Flat C, 22/F., Block 5, Laguna Verde The Greenwood, 8 Laguna Verde Avenue, Hong Kong (“Or”),

(Hong and Or shall collectively be termed the “Founders”, and each, a “Founder”),

(collectively, the “Parties” and, each, a “Party”).

BACKGROUND:-

(A)                              The Parties entered into a convertible loan agreement dated 24 December 2008 under which the Lender extended a loan of S$4 million to the Borrower.  This agreement was varied by a supplemental agreement dated 15 January 2010.  (This convertible loan agreement, as varied by the supplemental agreement and the supplemental agreement referred to in Recital (E) shall be termed the “First Agreement”.

(B)                                The Parties entered into a second convertible loan agreement dated 15 January 2010 under which the Lender extended another loan of S$4 million to the Borrower. (This convertible loan agreement, as varied by the supplemental agreement referred to in Recital (E) shall be termed the “Second Agreement”.)  Pursuant to the First Agreement and the Second Agreement (collectively, the “Convertible Loan Agreements”), the Lender extended an aggregate sum of S$8.0 million to the Borrower.

(C)                                The Parties has since agreed to abandon the IPO, and in its stead, it is intended that the Group will undertake an initial public offering in the United States of America (the “New IPO”).  In connection with the New IPO:

(i)                                     ZUOAN FASHION LIMITED (the “Cayman Listco”) was incorporated as an exempted company in the Cayman Islands with limited liability with effect from 24 August 2010; and

(ii)                                  A share swap was undertaken such that the Cayman Listco (instead of the Listco) became the holding company of the Borrower,

(the “Additional Restructuring Steps”).

(D)                               It was further intended that after the completion of the Restructuring Exercise and the Additional Restructuring Steps, the Group would be enlarged to include the Cayman Listco in place of Listco, and Cayman Listco would undertake the New IPO, an initial public offering of American depository shares representing ordinary shares in the capital of Cayman Listco (the “ADS”s), and apply for the ADSs to be listed on NYSE (the “US Listing”).

(E)                                 In connection with the US Listing, the Parties entered into a supplemental agreement dated 3 December 2010 to amend the terms and conditions of the convertible loan agreements referred to in Recitals (A) and (B).

(F)                                 Following further negotiation between the Parties, the Parties intend to further amend the Convertible Loan Agreements as set out in this Supplemental Agreement.

IT IS HEREBY AGREED as follows:-

1.                                DEFINITIONS

1.1                           Unless otherwise defined, terms and phrases defined in the Convertible Loan Agreements shall have the same meanings when used in this Supplemental Agreement.

1.2                           The provisions of Clauses 1.2 to 1.5 of the First Agreement shall mutatis mutandis apply to this Supplemental Agreement as if repeated in this Supplemental Agreement.

2.                                      AMENDMENT OF THE CONVERTIBLE LOAN AGREEMENTS

2.1                                 Clause 1.1 of both Convertible Loan Agreements shall be amended as follows:

(a)                                  The definition of “Maturity Date” shall be replaced in its entirety by the following:

““Maturity Date”                                                                                              means 28 February 2011, or such other date and subject to such terms and conditions as may be mutually agreed amongst the Parties.”

(b)                                 The definition of “Preliminary IPO Price” shall be replaced in its entirety by the following:-

““Preliminary IPO Price” means the estimated IPO Price computed based on the estimated offering price per ADS in the US Listing as communicated by the Underwriter to the Cayman Listco, which shall be computed as follows

Preliminary IPO Price =	Estimated Offering Price
Number of Cayman Listco Shares
Represented By one ADS”;

(c)                                  The definition of “Estimated Price Range” in shall be deleted:

(d)                                 The following new definition of “Estimated Offering Price” shall be inserted such that it appear in alphabetical order amongst the list of words and expressions defined:

““Estimated Offering Price” means the mid-point of the estimated offering price range or the estimated offering price per ADS as disclosed in the Registration Statement, provided, however, in case the estimated offering price range or the estimated offering price per ADS disclosed in the Registration Statement is revised by any subsequent amendment to the Registration Statement, the Estimated Offering Price shall equal the mid-point of the estimated offering price range or the estimated offering price per ADS as revised and disclosed in such subsequent amendment to the Registration Statement”.

3.                                      CONFIRMATION AND INCORPORATION; CONFIRMATION OF NO BREACH

3.1                                 Except to the extent expressly varied or amended by the provisions of this Agreement, the terms and conditions of the Convertible Loan Agreements are hereby confirmed by the Parties and shall remain in full force and effect.

3.2                                 The Convertible Loan Agreements and this Agreement shall be read and construed as one document and this Agreement shall be considered to be part of the Convertible Loan Agreements and, without prejudice to the generality of the foregoing, where the context so allows, references to the Convertible Loan Agreements, in any document or instrument however expressed, shall be read and construed as references to the Convertible Loan Agreements as varied or amended and supplemented by this Agreement.

3.3                                 Each of the Parties confirm that there is no breach by the other Parties under the Convertible Loan Agreements (as amended by this Agreement), and without prejudice to the confirmation, to release the other Parties from any such breach.

4.                                      MISCELLANEOUS

4.1                                 Each Party shall bear its own legal, professional and other costs and expenses incurred in connection with the negotiation, preparation or completion of this Supplemental Agreement.

4.2                                 This Supplemental Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart. Each counterpart may be signed and executed by the Parties and transmitted by facsimile or electronic transmission and shall be as valid and effectual as if executed as an original.

4.3                                This Agreement shall be governed by and shall be construed in accordance with, the laws of the Republic of Singapore.

4.4                                 For avoidance of doubt, a party who is not a Party to this Agreement has no rights under the Contracts (Right of Third Parties) Act (Cap. 53B) of Singapore to enforce any term of this Agreement, but this does not affect any right or remedy of third party which exists apart from this Act.

4.5                                 In relation to any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”), each Party irrevocably and unconditionally submits to the jurisdiction of the courts of Singapore and waives any objection to the Proceedings in any such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum or similar grounds.

IN WITNESS WHEREOF, the Parties have entered into this Supplemental Agreement on the date as set out above.

THE BORROWER

SIGNED by	)
OR SIU FONG	)
for and on behalf of	)	/s/ Or Siu Fong
FAST BOOST GROUP HOLDINGS LIMITED	)
in the presence of:	)
Witness:

/s/ TSANG CHI HON
Signature of witness

TSANG CHI HON
Name of witness (block letters)

Flat H, 4/F, Hang Yue Building, 334-350 Des Voeux Road West, HK
Address of witness

FAME BRILLIANT

SIGNED by	)
OR SIU FONG	)
for and on behalf of	)	/s/ Or Siu Fong
FAME BRILLIANT GROUP LIMITED	)
in the presence of:	)
Witness:

/s/ TSANG CHI HON
Signature of witness

TSANG CHI HON
Name of witness (block letters)

Flat H, 4/F, Hang Yue Building, 334-350 Des Voeux Road West, HK
Address of witness

THE LENDERS

SIGNED by	)
TIMOTHY CHAN	)
for and on behalf of	)	/s/ Timothy Chan
PHILLIP VENTURES ENTERPRISE FUND 2 LTD	)
in the presence of:	)

/s/ PAULINE CHOON

THE FOUNDERS

SIGNED by	)
HONG JINSHAN	)	/s/ Hong Jinshan
in the presence of:	)
Witness:

/s/ TSANG CHI HON
Signature of witness

TSANG CHI HON
Name of witness (block letters)

Flat H, 4/F, Hang Yue Building, 334-350 Des Voeux Road West, HK
Address of witness

SIGNED by	)
OR SIU FONG	)	/s/ Or Siu Fong
in the presence of:	)
Witness:

/s/ TSANG CHI HON
Signature of witness

TSANG CHI HON
Name of witness (block letters)

Flat H, 4/F, Hang Yue Building, 334-350 Des Voeux Road West, HK
Address of witness